Exhibit 10.19

NATIONWIDE BOARD OF DIRECTORS

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

JANUARY 1, 2005

NATIONWIDE BOARD OF DIRECTORS

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS	3

1.01 ACCRUED AMOUNTS	3
1.02 ADMINISTRATOR	3
1.03 AGREEMENT	3
1.04 BENEFICIARY	3
1.05 ANNUAL DEFERRAL PERCENTAGE	3
1.06 BOARD OF DIRECTORS	3
1.07 BOOK ACCOUNT	3
1.08 CODE	4
1.09 COMPANIES	4
1.10 COMPENSATION	4
1.11 DEFERRED AMOUNTS	4
1.12 DIRECTOR	4
1.13 DISTRIBUTION ELECTION	4
1.14 EARNINGS	4
1.15 EFFECTIVE DATE	4
1.16 ELECTION OF DEFERRAL	4
1.17 ELECTIVE DISTRIBUTION	4
1.18 ELIGIBLE PARTICIPANT	4
1.19 NOTICE OF DISCONTINUANCE	4
1.20 PARTICIPANT	5
1.21 PLAN	5
1.22 PLAN YEAR	5
1.23 SECRETARY	5
1.22 TERMINATION DATE	5
1.25 TRANSACTION DATE	5

ARTICLE 2 PARTICIPATION AND ELIGIBILITY	6

2.01 COMMENCEMENT OF PARTICIPATION	6
2.02 CESSATION OF PARTICIPATION	6
2.03 ELIGIBILITY	6
2.04 CESSATION OF ELIGIBILITY	6

ARTICLE 3 CONTRIBUTIONS	7

3.01 ELECTION TO DEFER COMPENSATION	7
3.02 CHANGE OF ELECTION TO DEFER	7
3.03 DEFERRAL AMOUNT	7

ARTICLE 4 ACCOUNTS AND ALLOCATIONS	8

4.01 DEFERRED AMOUNTS	8
4.02 EARNINGS CREDITED TO RETIREMENT BOOK ACCOUNT	8
4.03 VESTED INTEREST	8

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ARTICLE 5 DISTRIBUTIONS	9
5.01 METHODS AND ELECTION OF DISTRIBUTION OF ACCRUED BENEFIT	9
5.02 TIME OF DISTRIBUTION	10
5.03 TIME OF DISTRIBUTION	10
5.04 SMALL AMOUNTS	10
5.05 HARDSHIP DISTRIBUTION	10
5.06 ELECTIVE DISTRIBUTION	10
5.07 DEATH BENEFIT PAYMENTS	11

ARTICLE 6 ADMINISTRATION	12

6.01 APPOINTMENT OF ADMINISTRATOR	12
6.02 COMPENSATION OF ADMINISTRATOR	13
6.03 RULES OF PLAN	13
6.04 AGENTS AND EMPLOYEES	13
6.05 RECORDS	13
6.06 DELEGATION OF AUTHORITY	13
6.07 ELIGIBILITY	13
6.08 INDEMNIFICATION	13

ARTICLE 7 MISCELLANEOUS	14

7.01 NO TRUST CREATED	14
7.02 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS - UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT	14
7.03 NO CONTRACT OF RETENTION	14
7.04 ACCOUNT BALANCE NOT TRANSFERABLE	15
7.05 DETERMINATION OF ACCOUNT BALANCE	15
7.06 AMENDMENT OR TERMINATION	15
7.07 SEVERABILITY OF PROVISIONS	15
7.08 HEADINGS	15
7.09 INUREMENT	15
7.10 NOTICE	15
7.11 GOVERNING LAW	16
7.12 PRONOUNS	16

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NATIONWIDE BOARD OF DIRECTORS

DEFERRED COMPENSATION PLAN

AS

AMENDED AND RESTATED

Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc. established this Deferred Compensation Plan for the members of the Boards of Directors of such companies and their affiliates. The Plan is comprised of this plan document and each valid, executed Deferred Compensation Plan Agreement entered into by and between the Companies and a Participant. The Plan is not intended to be a qualified plan pursuant to the Code and the Plan is unfunded.

The Plan is hereby amended and restated effective for Plan Years beginning after December 31, 2004.

ARTICLE 1

DEFINITIONS

1.01 Accrued Amounts: The sum of all Deferred Amounts credited to the Participant’s Book Account and due and owing to the Participant or Designated Beneficiary pursuant to the Plan and the applicable Agreement, together with Earnings thereon, less any distributions made hereunder.

1.02 Administrator: The individual appointed by The Board of Directors of Nationwide Mutual Insurance Company to administer the Plan.

1.03 Agreement: The Nationwide Board of Directors Deferred Compensation Plan Agreement entered into by and between the Companies and an Eligible Participant. The Agreement includes an Eligible Participant’s Deferral Election Form(s) and Distribution Election(s).

1.04 Beneficiary: The individual, trust or institution designated by the Participant to assume ownership of the Participant’s Book Account upon death.

1.05 Annual Deferral Percentage: The percentage elected for deferral by an Eligible Participant pursuant to Article 3.

1.06 Boards of Directors: The Boards of Directors of the Companies.

1.07 Book Account: An account maintained for a Participant on the accounting system of the Companies reflecting such Participant’s Deferred Amounts and Earnings thereon; provided, however, that the existence of such book entries and a Book Account shall not create and shall not be deemed to create a trust of any kind, or a fiduciary relationship

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between the Companies and (a) the Participant, (b) a Designated Beneficiary, or (c) other beneficiaries, under the Agreement. Each Participant’s Book Account shall consist of separate sub-accounts for amounts deferred (y) under all individual deferred compensation agreement(s) in effect prior to January 1, 2000; and (z) during each Plan Year thereafter.

1.08 Code: The Internal Revenue Code of 1986, as amended.

1.09 Companies: Nationwide Mutual Insurance Company, Nationwide Financial Services, Inc., and any affiliated company that has adopted this Plan, as well as any successor to any of such entities.

1.10 Compensation: The annual retainer, meeting fees, and other compensation, as applicable, payable monthly in cash to an Eligible Participant by one or more of the Companies on account of the Eligible Participant’s services therefor as a Director, other than such amounts which are paid in shares of the common stock of Nationwide Financial Services, Inc., pursuant to the Nationwide Financial Services, Inc. Stock Retainer Plan for Non-Employee Directors.

1.11 Deferred Amounts: Amounts of Compensation deferred under the Plan and credited to a Book Account.

1.12 Director: A member of the Boards of Directors of the Companies who is not an employee of the Companies.

1.13 Distribution Election: An election filed by the Participant in a manner prescribed by the Administrator, as part of the Agreement specifying the method of distribution of the Participant’s Accrued Amount.

1.14 Earnings: Amounts credited to the Participant’s Book Account, pursuant to the provisions of Section 4.02 of this Plan.

1.15 Effective Date: January 1, 2000.

1.16 Election of Deferral: An election filed by an Eligible Participant in the manner prescribed by the Administrator pursuant to which the Participant elects to defer receipt of Compensation under the Plan. The Election of Deferral is part of the Agreement.

1.17 Elective Distribution: A voluntary election by the Participant, or, after death, by the Beneficiary, to accelerate payment from this Plan.

1.18 Eligible Participant: An individual who is a Director.

1.19 Notice of Discontinuance: A deferral election filed by the Eligible Participant with the Administrator requesting the withdrawal and cancellation, on a prospective basis, of the Eligible Participant’s most recent Election of Deferral. The Notice is part of the Agreement.

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1.20 Participant: An Eligible Participant and/or an individual with an Accrued Amount credited to a Book Account.

1.21 Plan: This Plan document, together with each executed, valid Agreement.

1.22 Plan Year: The calendar year.

1.23 Secretary: The Corporate Secretary of the Companies.

1.24 Termination Date: The effective date of a Participant’s permanent resignation or removal as a Director.

1.25 Transaction Date: Any date the New York Stock Exchange is open for business.

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ARTICLE 2

PARTICIPATION AND ELIGIBILITY

2.01 Commencement of Participation: An Eligible Participant shall become a Participant when such Eligible Participant has timely, fully and accurately completed and executed an Agreement. Each Eligible Participant will be provided a description of the Plan and an Agreement when he or she becomes an Eligible Participant. Each year thereafter, for as long as he or she remains an Eligible Participant, the Participant will receive a description of the Plan and appropriate administrative forms.

2.02 Cessation of Participation: An Eligible Participant or other individual will cease to be a Participant in this Plan on the day when all amounts equal to the amounts credited to the Eligible Participant’s or other individual’s Book Account have been distributed to such Eligible Participant or to such Eligible Participant’s Designated Beneficiary, leaving a Book Account of $0.

2.03 Eligibility: Each Eligible Participant shall be permitted to make an Election of Deferral for each respective Plan Year for which such Eligible Participant is an Eligible Participant.

2.04 Cessation of Eligibility: An individual shall cease to be eligible to make an Election of Deferral upon ceasing to be an Eligible Participant.

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ARTICLE 3

CONTRIBUTIONS

3.01 Election to Defer Compensation: An Eligible Participant may elect an Annual Deferral Percentage hereunder by filing an Election of Deferral with the Secretary. An Election of Deferral must be filed with the Secretary, or its agent, at the time designated by the Administrator which will not be later than the end of the month preceding the beginning of the Plan Year to which it will first pertain. Such an Election of Deferral shall be effective on the first day of the Plan Year following the filing thereof or at such other time during such Plan Year as the Administrator may determine appropriate in order to provide for the complete implementation of such election, and may relate solely to Compensation for services not yet performed as of the date of the election. However, in the first Plan Year in which an individual is determined to be an Eligible Participant, such Eligible Participant may make an Election of Deferral with respect to Compensation for services as a Director to be performed subsequent to the election, within sixty (60) days after the date such individual is notified that he or she is an Eligible Participant.

3.02 Change of Election to Defer: The Eligible Participant’s initial Election of Deferral shall terminate at the end of the Plan Year to which the Election Deferral applies. Each Election of Deferral filed subsequent to the initial Election of a Deferral shall similarly continue in effect and shall be treated as a separate, new election with respect to each Plan Year to which it applies, and shall be accounted for separately. Any new Election of Deferral, to be effective, must be filed at the time designated by the Administrator, which will not be later than the end of the month preceding the beginning of the Plan Year to which it will pertain. Such new Election of Deferral shall be effective on the first day of the Plan Year following the filing thereof, and may relate only to Compensation for services not yet performed as of the date of the election.

3.03 Deferral Amount: Commencing on the Effective Date, and continuing through the Eligible Participant’s Termination Date or the date as of which the individual ceases to be an Eligible Participant, whichever occurs first, the Eligible Participant may elect to defer Compensation under the Plan in full percentage increments of one (1) percent up to and including 100 percent of Compensation.

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ARTICLE 4

ACCOUNTS AND ALLOCATIONS

4.01 Deferred Amounts: Each Eligible Participant’s Deferred Amounts shall be credited to a Book Account established for such Eligible Participant as soon as administratively practicable after such Deferred Amounts are earned. Such amounts shall be credited effective on the date such amounts would have been included in such Eligible Participant’s Compensation had no Election of Deferral been completed. Amounts deferred pursuant to each individual deferred compensation agreement in effect prior to January 1, 2000, shall be administered as a separate sub-account of the Book Account maintained for any Participant who was a party to such an agreement.

4.02 Earnings Credited to Book Account: Each Participant’s Book Account will be credited with Earnings for the period from the date on which Deferred Amounts are credited to the Book Account until December 31st preceding the date on which they are distributed. Such earnings will be credited:

(a)	For the period ending March 1, 2000, at a rate equal to the rate of interest established for the Nationwide Savings Plan Guaranteed Fund from time to time; and

(b)

For periods beginning after March 1, 2000, at the rate of return that would have been credited had an amount equal to the Participant’s Book Account been invested in the investment options chosen, from time to time, by the Participant from among the options made available by the Companies. The Participant may change the investment options in which his or her account is deemed to be invested for this purpose on any Transaction Date, and may make different elections with respect to such deemed investments with respect to each of his or her sub-accounts. The Companies shall, in their sole discretion, select the options available at any time.

For the final payment from each sub-account within the Book Account, earnings shall be credited to each amount distributed from the December 31st preceding the date on which such amount is distributed to the date of the payment at the rate that would have been earned had such payment amount been invested in the Nationwide GIC during such period.

4.03 Vested Interest: Each Participant shall always be fully vested in such Participant’s entire Accrued Amount.

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ARTICLE 5

DISTRIBUTIONS

5.01	Methods and Election of Distribution of Accrued Amount:

(a) Payout Method 1: A period of years equal to the number of years in which a Participant actively deferred compensation pursuant to a deferred compensation agreement executed on or before December 31, 1999. For any Participant who elected this method of determining annual installment distributions with respect to deferral under an individual deferred compensation agreement for calendar year 1999 or any prior calendar year, annual installments will be distributed for the number of calendar years (whole or partial) for which the Participant elected to defer $1 or more of Compensation hereunder, determined as of the date the distribution of the Participant’s Accrued Amount is to commence.

(b) Payout Method 2: A period of years not in excess of ten (10) years with payment to commence in January of the calendar year following the calendar year which includes the Participant’s Termination Date. For all deferral elections for Plan Years starting on or after January 1, 2002, the ten (10) year limitation described above is changed to fifteen (15) years.

(c) Payout Method 3: A period of years not in excess of ten (10) years with payment to commence in January of any future year which is not later than the 10th year following the calendar year of deferral. For distribution purposes, the “Calendar Year of Deferral” is defined as the calendar year in which Compensation would have been paid.

For Compensation earned in Plan Years beginning on or before January 1, 2004, a Participant may elect different periods with respect to the portion of his or her Accrued Amount attributable to each of his or her separate sub-accounts. For Compensation earned in Plan Years beginning on or after January 1, 2005, a Participant may make only a single Distribution Election each Plan Year. Each such Distribution Election shall apply to all earnings attributable to the Plan Year for all sub-accounts.

Distributions will be made to the Participant or, if the Participant is deceased, to the Participant’s Designated Beneficiary. The method of distribution must be elected when the Participant’s initial Election of Deferral for each year is executed. The Distribution Election is irrevocable by the Participant; provided, however, that the Administrator, in its sole discretion, may change the Distribution Election to another acceptable method under the Plan. It is provided further, that any Participant who elected distributions pursuant to section 5.01(a) may choose, at any time, to limit the period over which distributions would be made pursuant to such section, to the number of years such election has been in effect at the time of such choice.

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If there is no valid distribution election, the distribution of the Participant’s Accrued Amount shall be made pursuant to section 5.01(b) in ten (10) annual installments.

Methods of distribution elected pursuant to individual deferred compensation agreements in effect prior to January 1, 2000, shall remain in effect with respect to each Participant’s sub-account, if any, which relates to deferrals under any such agreement.

5.02 Time of Distribution: At the time of his or her Election to Defer, Participant may elect to have payment of his or her Accrued Amount commence (a) in January of the calendar year following his or her Termination Date, Payout Method #1 or Payout Method #2 or (b) in January of any future year which is not later than the tenth year following the year of the deferral, Payout Method #3.

5.03 Payment Timing and Process: As elected by the Participant, the Companies shall commence payment of the Participant’s Accrued Amount as soon as administratively practicable, in accordance with the distribution method elected by the Participant. Notwithstanding the foregoing, amounts deferred pursuant to individual deferred compensation agreements in effect prior to January 1, 2000, shall be distributed commencing in January of the calendar year following the calendar year of the Participant’s Termination Date.

Except for the final payment from the Account Balance or the balance of a specific sub-account, the amount of each annual installment shall be determined by dividing the Participant’s Book Account Balance or the balance of each sub-account with respect to which a distribution is to be made, as of November 30th of the preceding Plan Year, by the number of installments remaining to be paid. A final payment from the Account Balance or the balance of a specific sub-account (relating to a particular Plan Year’s deferral), shall be determined by taking the Account Balance or sub-account amount as of December 31st of the preceding Plan Year and crediting earnings from that date through the date of distribution at the rate that would have been earned had such payment amount been invested in the Nationwide GIC during such period.

5.04 Small Amounts: Notwithstanding the foregoing provisions, if the Administrator determines that the value of the Participant’s Accrued Amounts, as of November 30th of any year is $5,000 or less, his or her Accrued Amounts, determined as of such date will be paid to the Participant immediately.

5.05 Hardship Distribution: Notwithstanding any other provision herein, a Participant or Beneficiary may request from the Administrator an immediate distribution of all or some portion of his or her Accrued Amount as a Hardship Distribution. If the Administrator approves such request, then a single cash lump sum shall be distributed, in the amount necessary to meet the terms of the hardship, as soon as administratively practicable.

5.06 Elective Distribution: Notwithstanding any other provision herein, a Participant or Beneficiary may request from the Administrator am immediate distribution of all or some

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portion of his or her Accrued Amount, if such amount is attributable to amounts deferred on or before December 31, 2004. If the Administrator approves such request, then a single cash sum shall be distributed in the amount requested, less 10% forfeiture, as soon as administratively practical.

5.07 Death Benefit Payments: Upon receipt by the Administrator of due proof of the death of a Participant, the value of the decedent’s account held hereunder shall be paid to the designated beneficiary of the decedent, or to the administrator or executor of the estate of the decedent if no valid beneficiary designation is in effect upon the death of the decedent.

A Participant may name more than one beneficiary. Each beneficiary shall be paid the portion of the Participant’s Accrued Amount that the Participant specifies for each person. If the Participant does not specify amounts, the Accrued Amount shall be divided equally among the surviving primary beneficiaries. If any of the named primary beneficiaries dies before the Participant dies, the deceased beneficiary’s portion shall be divided equally among the surviving primary beneficiaries unless the Participant specifies otherwise. If there is no surviving primary beneficiary, the total amount shall be divided equally among the surviving contingent beneficiaries, unless the Participant specifies otherwise. If there are no surviving contingent beneficiaries, the deceased primary beneficiary’s designated portion of the total amount payable shall be paid to the Participant’s estate.

If the Participant failed to properly designate a beneficiary, the Participant’s Accrued Amount shall be distributed to the following parties, in the following order: the Participant’s surviving spouse, if any; if the Participant has no surviving spouse, the Participant’s surviving children, if any, equally; if the Participant has no surviving spouse or surviving children, the Participant’s surviving parents, if any, equally; if none of the preceding parties is living, the Participant’s surviving siblings, if any, equally; and, if none of the preceding parties survive the Participant, to the Participant’s estate.

If the designated beneficiary of a decedent is a minor with respect to whom a guardian has been appointed, and if such guardian refuses to accept the payment due such beneficiary hereunder, or if there is no guardian, the Administrator shall direct that such payment be made to the estate of the decedent in full discharge of the liability of the Company to the extent thereof.

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ARTICLE 6

ADMINISTRATION

6.01 Appointment of Administrator: The general administration of the Plan and the responsibility for carrying out its provisions shall be placed with the Vice President, Employee and Facility Services, of Nationwide Mutual Insurance Company, or such other person who may be appointed from time to time by the Board of Directors of Nationwide Mutual Insurance Company. An Administrator may resign by delivering his or her written resignation to the Board of Directors of that company and such resignation shall become effective upon the date specified therein or the date of receipt, whichever is later.

The Administrator shall have the power to take all actions required to carry out the provisions of the Plan and shall further have the following powers and duties, which shall be exercised in a manner consistent with the provisions of the Plan:

(a) To exercise sole and exclusive discretion and authority to construe and interpret the provisions of the Plan, to determine eligibility to participate in the Plan, and make and enforce rules and regulations under the Plan to the extent deemed advisable;

(b) To decide with sole and exclusive authority all questions as to the rights of Participants under the Plan, all questions as to the interpretation of the Plan, and such other questions as may arise under the Plan;

(c) To file or cause to be filed all such annual reports, returns, schedules, descriptions, financial statements and other statements as may be required by any federal or state statute, agency, or authority;

(d) To obtain from the Companies and Participants such information as shall be necessary to the proper administration of the Plan;

(e) To determine the amount, manner, and time of payment of amounts hereunder;

(f) To notify the Participants and other covered individuals, in writing, of any amendment or termination of the Plan, or of a change in any amounts available under the Plan, to the extent required by law;

(g) To prescribe such actions as may be required for Participants to make elections under this Plan; and

(h) To do such other acts as it deems reasonably required to administer the Plan in accordance with its provisions, or as may be provided for or required by law.

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6.02 Compensation of Administrator: The Administrator shall not receive compensation for his or her services as such, and, except as required by law, no bond or other security need be required of him or her in such capacity in any jurisdiction.

6.03 Rules of Plan: Subject to the limitations of the Plan, the Administrator may, from time to time, establish policies for the administration of the Plan and the transaction of its business. The Administrator may correct errors, however arising, and, as far as possible, adjust any benefit payments accordingly. The Administrator shall be invested with the sole and exclusive discretion to interpret the terms of the Plan and to make decisions regarding benefits under the Plan. The determination of the Administrator as to the interpretation of the provisions of the Plan or any disputed question with respect to the Plan shall be conclusive upon all interested parties.

6.04 Agents and Employees: The Administrator may authorize one or more agents to execute or deliver any instrument. The Administrator may appoint or employ such agents, counsel, auditors, physicians, clerical help and actuaries as in the Administrator’s judgment shall be reasonable or necessary for the proper administration of the Plan.

6.05 Records: The Administrator shall maintain accounts showing the transactions of the Plan. The Administrator shall prepare and submit annually to the Boards of Directors a report setting forth the amounts credited to the Book Accounts and the related corporate liability equal to the total Accrued Amounts of all Participants. The report to the Boards of Directors shall also include a brief account of the operation of the Plan for the Plan Year.

6.06 Delegation of Authority: The Administrator may, delegate to any person or persons any or all of his or her rights and duties hereunder. Any such delegation shall be valid and binding on all persons, and the person or persons to whom any such authority has been delegated shall, upon written acceptance of such authority, have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Administrator.

6.07 Eligibility: No Administrator shall be precluded from becoming a Participant or Eligible Participant in the Plan; provided, however, that any Administrator who is a Participant or an Eligible Participant shall have no authority with respect to such Participant’s or Eligible Participant’s own participation in the Plan.

6.08 Indemnification: The Nationwide Mutual Insurance Company shall indemnify the Administrator for all expenses and liabilities (including reasonable attorneys’ fees) arising out of the administration of the Plan, other than any expenses or liabilities resulting from the Administrator’s own gross negligence or willful misconduct. The foregoing right of indemnification shall be in addition to any other rights to which the Administrator shall be entitled as a matter of law.

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ARTICLE 7

MISCELLANEOUS

7.01 No Trust Created: Nothing contained in the Plan, and no action taken pursuant to the Plan by the Companies or any Participant shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Companies and the Participant, the spouse of any Participant, a Designated Beneficiary or any other person. Any trust created by the Companies and any assets held by any such trust to assist the Companies in meeting its obligations under the Plan shall conform to the terms of the model trust described in Internal Revenue Procedure 92-64 and as subsequently modified.

7.02 Amounts Payable Only From General Corporate Assets - Unsecured General Creditor Status of Participant: Payments to any Participant, to any Participant’s spouse or to any Designated Beneficiary shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Companies. Title to and beneficial ownership of any assets, whether cash or investments which the Companies may earmark to pay Accrued Amounts hereunder, shall at all times remain in the Companies and no Participant or Designated Beneficiary shall have any property interest whatsoever in any specific asset of the Companies. No person shall have any interest in any such assets by virtue of the provisions of this Plan. The obligation of the Companies hereunder shall be unfunded, for tax purposes, and an unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Companies under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Companies, and no such person shall have nor require any legal or equitable right, interest or claim in or to any property or asset of the Companies. The Companies shall have no obligation to invest any assets as directed by Participants pursuant to Section 4.02. The elections made by Participants pursuant to that section shall be used solely for purposes of measuring the earnings credited to the Book Accounts of Participants.

In the event that, in its discretion, the Companies purchase an insurance policy or policies insuring the life of a Participant or any other property to allow the Companies to recover the cost of providing amounts, in whole or in part, hereunder, neither the Participant, the Participant’s Designated Beneficiary nor any other person shall have any rights whatsoever to the proceeds therefrom. The Companies shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant or any other person nor as collateral security for any obligation of the Companies hereunder.

There is no obligation on the part of the Companies to fund for any liability which accrues as a result of the Plan.

7.03 No Contract of Retention: Nothing contained herein shall be construed to be a contract of retention as a Director for any term of years, nor as conferring upon any Participant the right to continue to be retained as a Director in the Participant’s present

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capacity, or in any capacity. It is expressly understood that the Plan relates merely to the promise of payment of deferred compensation for the Participant’s services as a Director, payable after the Participant’s Termination Date.

7.04 Account Balance Not Transferable: Neither the Participant, a Designated Beneficiary nor any other beneficiary under the Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. A Participant’s or Designated Beneficiary’s rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or of the Designated Beneficiary, and no such amounts shall be subject to seizure by any creditor of any Participant or Designated Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant or Designated Beneficiary, or any other beneficiary hereunder. Any such attempted assignment or transfer shall be void.

7.05 Determination of Account Balance: A Participant who believes that such Participant is being denied amount to which the Participant is entitled under the Plan may file a written request for such amount with the Administrator, setting forth the Participant’s claim. The request must be addressed to the Secretary at the principal place of business of the Companies.

7.06 Amendment or Termination: The Board of Directors of Nationwide Mutual Insurance Company, without the consent of any Participant or Designated Beneficiary, may amend or terminate the Plan at any time; provided, however, that no amendment shall be made or act of termination taken which divests any Participant or Designated Beneficiary of the unsecured right to receive payments under the Plan with respect to amounts theretofore credited to the applicable Participant’s Book Account.

7.07 Severability of Provisions: If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

7.08 Headings: Headings used throughout the Plan are for convenience only and shall not be given legal significance.

7.09 Inurement: The Plan shall be binding upon and shall inure to the benefit of, the Companies and their successors and assigns, and the Participants and their Designated Beneficiaries and the successors, heirs, executors, administrators and beneficiaries thereof.

7.10 Notice: Any notice, consent or demand required or permitted to be given under the Plan shall be in writing and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, and addressed to such party’s last known address as shown on

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the records of the Companies. The address of the Companies, for this purpose, shall be One Nationwide Plaza, 1-26-9, Columbus, Ohio 43215. The date of such mailing shall be deemed the date of notice, consent or demand. Any party hereto may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

7.11 Governing Law: The Plan and the rights of the parties hereunder shall be governed by and be construed in accordance with the laws of the State of Ohio.

7.12 Pronouns: Any masculine term used in the Plan shall include the feminine and any singular term shall include the plural, unless the text indicates otherwise.

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